UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2025 (March 21, 2025)

EDUCATIONAL DEVELOPMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-04957	73-0750007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

5402 S 122nd E Avenue, Tulsa, Oklahoma 74146

(Address of principal executive offices and Zip Code)

(918) 622-4522

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $.20 par value	EDUC	NASDAQ
(Title of class)	(Trading symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 21, 2025, Educational Development Corporation (“EDC”, the “Company” or “Seller”) (NASDAQ: EDUC) (http://www.edcpub.com) executed a new brokerage agreement (“Agreement”) with Keen-Summit Capital Partners, LLC (“Keen Summit”) to assist with the marketing and sale of the Company’s headquarters and distribution warehouse located at 5400-5402 South 122nd East Avenue, Tulsa, Oklahoma 74146 (the “Hilti Complex”). The Agreement offers Keen-Summit the opportunity to list and provide sale opportunities of the Hilti Complex for a term of nine months, along with providing other services customary with brokerage agreements. The Agreement includes the engagement of McGraw Davisson Stewart, LLC (“McGraw”) to provide local services as a licensed broker in the state of Oklahoma.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) EXHIBITS

Exhibit Number	Description
99.1	Press Release dated March 24, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 10.01)

SIGNATURE

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Educational Development Corporation

By:	/s/ Craig M. White
Craig M. White
President and Chief Executive Officer

Date:	March 24, 2025

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